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                                EXHIBIT (23)(a)

                       CONSENT OF INDEPENDENT AUDITORS






     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-29234) pertaining to the Sundstrand Corporation Employee Savings Plan, the Registration Statement (Form S-8 No. 33-29235) pertaining to the Sundstrand Corporation Rockford Factory Employee Savings Plan, the Registration Statement (Form S-8 No. 33-53228) pertaining to the Sundstrand Corporation Personal Investment Plan, the Registration Statement (Form S-8 No. 33-61372) pertaining to the Sundstrand Corporation Stock Incentive Plan, and the Registration Statement (Form S-8 No. 33-58689) pertaining to the Sundstrand Corporation Nonemployee Director Stock Option Plan and the Sundstrand Corporation Nonemployee Director Compensation Plan of our report dated January 26, 1996, (except for the Subsequent Event note, as to which the date is February 20, 1996), with respect to the consolidated financial statements of Sundstrand Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1995.



                                                /s/ERNST & YOUNG LLP

Chicago, Illinois
March 4, 1996